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                                                                    Exhibit 9(b)


                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0057

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599


                                                                  April 26, 1999


Merrill Lynch Dragon Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey

Ladies and Gentlemen:


We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 33-46216 and 811-6581) of our opinion dated April 14, 1992 filed on April 15, 1992 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                          Very truly yours,


                                          /s/ Brown & Wood LLP